AGREEMENT

Made as of this 18th day of July, 2008, by and among VANGUARD ADMIRAL FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD CHESTER FUNDS, VANGUARD CMT FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD EXPLORER FUND, VANGUARD FENWAY FUNDS, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD HORIZON FUNDS, VANGUARD INDEX FUNDS, VANGUARD INSTITUTIONAL INDEX FUNDS, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD MALVERN FUNDS, VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD MONEY MARKET RESERVES, VANGUARD MONTGOMERY FUNDS, VANGUARD MORGAN GROWTH FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUNDS, VANGUARD QUANTITATIVE FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD STAR FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD TREASURY FUND, VANGUARD TRUSTEES’ EQUITY FUND, VANGUARD VALLEY FORGE FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD WELLESLEY INCOME FUND, VANGUARD WELLINGTON FUND, VANGUARD WHITEHALL FUNDS, VANGUARD WINDSOR FUNDS, AND VANGUARD WORLD FUND (hereinafter collectively referred to as the “Funds”) and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as “Vanguard”).

THIS AGREEMENT is entered into under the following circumstances:

WHEREAS, Section 17(g) of the Investment Company Act of 1940 (“the Act”) provides that the Securities and Exchange Commission (“SEC”) is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds’ assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations (“Rule 17g-1”); and

WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the “Joint Insured Bond”); and

WHEREAS, a majority of the Board of Trustees of the Funds (the “Board”), who are not “interested persons” as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:
1.	ALLOCATION OF PREMIUMS

The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2.	ALLOCATION OF RECOVERIES

A. In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

B. If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

C. If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

(i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

(ii) The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) above, in ratio of the premium paid by each such party to the premium paid by all parties.

3. BOND COVERAGE REQUIRED

Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained. This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) is not more than reflected in Exhibit A. Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g-1(d)(1).

4. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party that provides 60 days’ written notice to the other parties.

5. Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

VANGUARD ADMIRAL FUNDS

VANGUARD BOND INDEX FUNDS

VANGUARD CALIFORNIA TAX-FREE FUNDS

VANGUARD CONVERTIBLE SECURITIES FUND

VANGUARD CHESTER FUNDS

VANGUARD CMT FUNDS

VANGUARD EXPLORER FUND

VANGUARD FENWAY FUNDS

VANGUARD FIXED INCOME SECURITIES FUNDS

VANGUARD FLORIDA TAX-FREE FUNDS

VANGUARD HORIZON FUNDS

VANGUARD INDEX FUNDS

VANGUARD INSTITUTIONAL INDEX FUNDS

VANGUARD INTERNATIONAL EQUITY INDEX FUNDS

VANGUARD MALVERN FUNDS

VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS

VANGUARD MONEY MARKET RESERVES

VANGUARD MONTGOMERY FUNDS

VANGUARD MORGAN GROWTH FUND

VANGUARD MUNICIPAL BOND FUNDS

VANGUARD NEW JERSEY TAX-FREE FUNDS

VANGUARD NEW YORK TAX-FREE FUNDS

VANGUARD OHIO TAX-FREE FUNDS

VANGUARD PENNSYLVANIA TAX-FREE FUNDS

VANGUARD QUANTITATIVE FUNDS

VANGUARD SPECIALIZED FUNDS

VANGUARD STAR FUNDS

VANGUARD TAX-MANAGED FUNDS

VANGUARD TREASURY FUND

VANGUARD TRUSTEES’ EQUITY FUNDS

VANGUARD VARIABLE INSURANCE FUNDS

VANGUARD VALLEY FORGE FUNDS

VANGUARD WELLESLEY INCOME FUND

VANGUARD WELLINGTON FUND

VANGUARD WHITEHALL FUNDS

VANGUARD WINDSOR FUNDS

VANGUARD WORLD FUND

By:	/s/ Heidi Stam
Heidi Stam, Secretary

Attest:	/s/ Arthur S. Gabinet
Arthur S. Gabinet, Assistant Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam
Heidi Stam, Managing Director, General
Counsel, and Secretary

Attest:	/s/ Michael L. Kimmel
Michael L. Kimmel, Assistant Secretary

VANGUARD ADVISERS, INC.

By:	/s/ Michael L. Kimmel
Michael L. Kimmel, Secretary

Attest:	/s/ Deborah McCracken
Deborah McCracken, Assistant Secretary

VANGUARD MARKETING CORPORATION

By:	/s/ Michael L. Kimmel
Michael L. Kimmel, Secretary

Attest:	/s/ Deborah McCracken
Deborah McCracken, Assistant Secretary

EXHIBIT A

Rule 17g-1

Minimum Bond Requirements

As of 5/31/2008

Fund/Portfolio Name	Net Assets	Bond Requirement

Vanguard Admiral Funds
Admiral Treasury Money Market Fund	$21,979,614,099	$2,500,000
Vanguard Bond Index Funds
Inflation-Protected Securities Fund	16,125,885,927	2,500,000
Intermediate-Term Bond Index Fund	8,111,943,901	2,500,000
Long-Term Bond Index Fund	2,861,360,953	1,900,000
Short-Term Bond Index Fund	7,631,377,184	2,500,000
Total Bond Market Index Fund	63,044,269,068	2,500,000
Vanguard CMT Funds
Market Liquidity Fund	28,062,677,419	2,500,000
Municipal Cash Management Fund	1,345,665,292	1,250,000
Vanguard California Tax-Free Funds
CA Intermediate-Term Tax-Exempt Fund	4,845,981,047	2,500,000
CA Long-Term Tax-Exempt Fund	3,065,354,299	2,100,000
CA Tax-Exempt Money Market Fund	8,325,659,229	2,500,000
Vanguard Chester Funds
PRIMECAP Fund	33,887,918,510	2,500,000
Target Retirement Income Fund	2,016,245,196	1,700,000
Target Retirement 2005 Fund	1,822,792,137	1,500,000
Target Retirement 2010 Fund	2,464,280,115	1,700,000
Target Retirement 2015 Fund	8,209,675,725	2,500,000
Target Retirement 2020 Fund	3,573,430,123	2,300,000
Target Retirement 2025 Fund	8,290,163,302	2,500,000
Target Retirement 2030 Fund	2,187,556,694	1,700,000
Target Retirement 2035 Fund	5,496,539,942	2,500,000
Target Retirement 2040 Fund	1,104,603,652	1,250,000
Target Retirement 2045 Fund	2,725,234,217	1,900,000
Target Retirement 2050 Fund	385,444,865	750,000
Vanguard Convertible Securities Fund	978,585,706	1,000,000
Vanguard Explorer Fund	10,981,130,064	2,500,000
Vanguard Fenway Funds
Equity Income Fund	5,035,773,118	2,500,000
Growth Equity Fund	1,059,893,546	1,250,000
PRIMECAP Core Fund	3,531,775,563	2,300,000

Vanguard Fixed Income Securities Funds
GNMA Fund	24,947,574,062	2,500,000
High-Yield Corporate Fund	9,254,993,994	2,500,000
Intermediate-Term Investment-Grade Fund	6,188,517,485	2,500,000
Intermediate-Term Treasury Fund	5,549,424,526	2,500,000
Long-Term Investment-Grade Fund	5,687,156,270	2,500,000
Long-Term Treasury Fund	2,666,046,910	1,900,000
Short-Term Federal Fund	2,979,141,954	1,900,000
Short-Term Investment-Grade Fund	20,606,564,385	2,500,000
Short-Term Treasury Fund	4,569,536,119	2,500,000
Vanguard Florida Tax-Free Funds
Florida Long-Term Tax-Exempt Fund	1,090,240,496	1,250,000
Vanguard Horizon Funds
Capital Opportunity Fund	9,706,334,552	2,500,000
Global Equity Fund	7,548,788,644	2,500,000
Strategic Equity Fund	6,103,031,505	2,500,000
Strategic Small-Cap Equity Fund	223,504,535	600,000
Vanguard Index Funds
500 Index Fund	116,658,278,496	2,500,000
Extended Market Index Fund	13,963,303,589	2,500,000
Growth Index Fund	17,536,361,754	2,500,000
Large-Cap Index Fund	2,414,806,689	1,700,000
Mid-Cap Growth Index Fund	994,068,878	1,000,000
Mid-Cap Index Fund	21,061,632,999	2,500,000
Mid-Cap Value Index Fund	618,337,392	900,000
Small-Cap Growth Index Fund	4,606,370,342	2,500,000
Small-Cap Index Fund	15,340,963,533	2,500,000
Small-Cap Value Index Fund	5,024,397,809	2,500,000
Total Stock Market Index Fund	111,365,813,991	2,500,000
Value Index Fund	11,802,027,704	2,500,000
Vanguard Institutional Index Funds
Institutional Index Fund	71,975,164,754	2,500,000
Institutional Total Bond Market Index Fund	7,775,653,544	2,500,000
Institutional Total Stock Market Index Fund	10,527,154,609	2,500,000
Vanguard International Equity Index Funds
Emerging Markets Stock Index Fund	27,528,559,302	2,500,000
European Stock Index Fund	36,296,427,628	2,500,000
FTSE All-World Ex-US Index Fund	2,716,240,478	1,900,000
Pacific Stock Index Fund	16,880,916,882	2,500,000
Total World Stock Index Fund (new 6/26/08)	0	50,000
Vanguard Malvern Funds
Asset Allocation Fund	13,177,946,637	2,500,000
Capital Value Fund	488,623,831	750,000
U.S. Value Fund	898,933,358	1,000,000
Vanguard Massachusetts Tax-Exempt Funds
Massachusetts Tax-Exempt Fund	759,806,469	1,000,000
Vanguard Money Market Reserves
Federal Money Market Fund	9,273,062,832	2,500,000

Prime Money Market Fund	105,828,863,722	2,500,000
Vanguard Montgomery Funds
Market Neutral Fund	83,701,183	450,000
Vanguard Morgan Growth Fund	9,807,488,102	2,500,000
Vanguard Municipal Bond Funds
High-Yield Tax-Exempt Fund	6,330,511,287	2,500,000
Insured Long-Term Tax-Exempt Fund	3,551,851,782	2,300,000
Intermediate-Term Tax-Exempt Fund	18,958,530,020	2,500,000
Limited-Term Tax-Exempt Fund	7,483,907,281	2,500,000
Long-Term Tax-Exempt Fund	3,037,667,847	2,100,000
Short-Term Tax-Exempt Fund	4,523,775,457	2,500,000
Tax-Exempt Money Market Fund	23,556,881,484	2,500,000
Vanguard New Jersey Tax-Free Funds
NJ Long-Term Tax-Exempt Fund	1,920,933,956	1,500,000
NJ Tax-Exempt Money Market Fund	3,507,615,552	2,300,000
Vanguard New York Tax-Free Funds
NY Long-Term Tax-Exempt Fund	2,851,477,487	1,900,000
NY Tax-Exempt Money Market Fund	5,291,217,559	2,500,000
Vanguard Ohio Tax-Free Funds
OH Long-Term Tax-Exempt Fund	793,687,428	1,000,000
OH Tax- Exempt Money Market Fund	1,128,432,907	1,250,000
Vanguard Pennsylvania Tax-Free Funds
PA Long-Term Tax-Exempt Fund	2,559,362,944	1,900,000
PA Tax- Exempt Money Market Fund	4,103,182,930	2,500,000
Vanguard Quantitative Funds
Growth and Income Fund	7,179,029,723	2,500,000
Structured Broad Market Fund	292,729,040	750,000
Structured Large-Cap Equity Fund	938,762,483	1,000,000
Structured Large-Cap Growth Fund	64,956,308	400,000
Structured Large-Cap Value Fund	74,732,674	400,000
Vanguard Specialized Funds
Dividend Appreciation Index Fund	814,066,266	1,000,000
Dividend Growth Fund	1,615,794,018	1,500,000
Energy Fund	16,879,878,385	2,500,000
Health Care Fund	23,307,433,499	2,500,000
Precious Metals and Mining Fund	5,726,253,338	2,500,000
REIT Index Fund	10,398,677,372	2,500,000
Vanguard STAR Funds
Developed Markets Index Fund	3,911,136,637	2,300,000
Institutional Developed Markets Index Fund	5,024,792,723	2,500,000
LifeStrategy Conservative Growth Fund	6,916,166,117	2,500,000
LifeStrategy Growth Fund	9,574,494,989	2,500,000
LifeStrategy Income Fund	1,962,989,363	1,500,000
LifeStrategy Moderate Growth Fund	10,641,081,387	2,500,000
STAR Fund	14,324,576,326	2,500,000
Total International Stock Index Fund	29,528,561,750	2,500,000

Vanguard Tax-Managed Funds
Tax-Managed Balanced Fund	731,160,713	900,000
Tax-Managed Capital Appreciation Fund	4,336,109,638	2,500,000
Tax-Managed Growth and Income Fund	3,192,044,334	2,100,000
Tax-Managed International Fund	3,894,047,027	2,300,000
Tax-Managed Small-Cap Fund	2,004,971,273	1,700,000
Vanguard Treasury Fund
Treasury Money Market Fund	6,612,380,737	2,500,000
Vanguard Trustees' Equity Fund
Diversified Equity Fund	1,106,827,235	1,250,000
International Value Fund	9,515,467,117	2,500,000
Vanguard Valley Forge Funds
Balanced Index Fund	9,572,394,558	2,500,000
Managed Payout Growth Focus Fund	52,253,822	400,000
Managed Payout Growth and Distribution Fund	109,787,404	525,000
Managed Payout Distribution Focus Fund	76,910,495	450,000
Vanguard Variable Insurance Fund
Balanced Portfolio	1,542,266,865	1,500,000
Capital Growth Portfolio	365,635,420	750,000
Diversified Value Portfolio	920,642,065	1,000,000
Equity Income Portfolio	556,593,333	900,000
Equity Index Portfolio	2,257,139,951	1,700,000
Growth Portfolio	337,529,118	750,000
High Yield Bond Portfolio	260,530,626	750,000
International Portfolio	2,093,225,992	1,700,000
Mid-Cap Index Portfolio	820,203,779	1,000,000
Money Market Portfolio	1,861,382,805	1,500,000
REIT Index Portfolio	451,227,375	750,000
Short-Term Investment-Grade Portfolio	489,200,961	750,000
Small Company Growth Portfolio	709,188,390	900,000
Total Bond Market Index Portfolio	1,401,187,814	1,250,000
Total Stock Market Index Portfolio	599,401,718	900,000
Vanguard Wellesley Income Fund	13,374,559,610	2,500,000
Vanguard Wellington Fund	51,231,182,076	2,500,000
Vanguard Whitehall Funds
High Dividend Yield Index Fund	199,721,181	600,000
International Explorer Fund	2,324,181,841	1,700,000
Mid-Cap Growth Fund	1,347,492,384	1,250,000
Selected Value Fund	3,868,795,380	2,300,000
Vanguard Windsor Funds
Windsor Fund	18,983,263,299	2,500,000
Windsor II Fund	45,872,290,164	2,500,000

Vanguard World Fund
Consumer Discretionary Index Fund	238,488,609	750,000
Consumer Staples Index Fund	493,614,609	750,000
Energy Index Fund	1,060,838,836	1,250,000
Extended Duration Treasury Index Fund	129,170,730	525,000
FTSE Social Index Fund	571,886,466	900,000
Financials Index Fund	647,284,093	900,000
Health Care Index Fund	644,227,975	900,000
Industrials Index Fund	294,820,422	750,000
Information Technology Index Fund	544,316,052	900,000
International Growth Fund	20,093,102,828	2,500,000
Materials Index Fund	527,780,676	900,000
Mega Cap 300 Growth Index Fund	144,000,113	525,000
Mega Cap 300 Index Fund	113,222,935	525,000
Mega Cap 300 Value Index Fund	68,009,679	400,000
Telecommunication Services Index Fund	181,800,879	600,000
U.S. Growth Fund	5,121,712,343	2,500,000
Utilities Index Fund	492,902,811	750,000

TOTALS	$1,464,890,117,712	$280,500,000